Exhibit 99.1

News

Investor Contact:
Logan Bonacorsi
lbonacorsi@caleres.com

Caleres Reports First Quarter 2021 Results

●	Exceeded first quarter 2019 earnings levels
●	Drove sequential sales and operating earnings improvement
●	Famous Footwear achieved first quarter record sales and operating earnings
●	Paid down an additional $50 million of debt during the first quarter

ST. LOUIS, May 28, 2021 - Caleres (NYSE: CAL, caleres.com), a diverse portfolio of consumer-centric footwear brands, today reported financial results for the first quarter ended May 1, 2021. Caleres continued its strong recovery in the quarter just ended – recording sequential top-line and earnings growth, stronger gross margins and an improved working capital and expense position. For the fourth straight period, the company put its free cash flow to work strengthening its balance sheet and reducing further its overall indebtedness, paying down an additional $50 million during the quarter. In total, the company has reduced its total debt levels by approximately $240 million since March of 2020.

“Caleres had a strong start to the year, maintaining its solid upward momentum in the first quarter of 2021, driven in large part by an outstanding performance in our Famous Footwear business, where we achieved record quarterly earnings and delivered record first quarter sales levels,” said Diane Sullivan, Chairman and Chief Executive Officer. “Notably, Famous Footwear’s quarterly sales increased 13 percent over the first quarter of 2019, benefitting from strong demand for the category, increased consumer confidence and improving in-store traffic trends. Famous continues to leverage its enhanced omni-channel capabilities and capitalize on its direct-to-consumer model, as evidenced by a 13.2 percent increase in new rewards members– compared to the first quarter 2019 – and still-strong ecommerce sales levels.”

“We remain positive about our outlook and expect continued strength at Famous Footwear to be combined with an improving performance in our Brand Portfolio as we progress through the year,” said Sullivan. We are particularly enthusiastic about the recent strong performances from our Vionic, Sam Edelman, Blowfish Malibu and Ryka brands, and are increasingly optimistic about our ability to drive margin growth and return to 2019 earnings levels for the segment in the year’s second half.”

“Looking ahead, we plan to lean into the robust momentum at Famous Footwear and our enhanced direct-to-consumer capabilities; ensure alignment of supply and demand; and – as always – maintain our balanced approach to capital allocation. In short, we are excited about our strategy for continued value creation and believe we are exceptionally well positioned to capitalize on the accelerated recovery in the marketplace and to chase and capture market share opportunities as they develop throughout the year.”

First Quarter 2021 Highlights

(13-weeks ended May 1, 2021 compared to 13-weeks ended May 2, 2020)

●	Net sales were $638.6 million, up 60.8 percent from the first quarter of fiscal 2020
‒	Direct-to-consumer sales represented 74.5 percent of total net sales;
‒	A 108.2 percent sales increase in the Famous Footwear segment;
‒	A 15.2 percent sales increase in the Brand Portfolio segment;
‒	Total company owned ecommerce website sales increased 21.4 percent, with ecommerce penetration of 25.6 percent of net sales;
●	Gross profit was $274.9 million, while gross margin was 43.0 percent;
●	SG&A expense of $243.5 million, up $18.3 million compared to the first quarter of 2020;
●	Net income of $6.1 million, or earnings of $0.16 per diluted share, compared to net loss of $345.8 million, or a loss of $8.95 per diluted share, in the first quarter of fiscal 2020. Earnings of $0.16 per share includes $0.44 for the below items:
‒	Brand Portfolio expense of $0.31 related to the Naturalizer brand retail exits; and
‒	Fair value adjustment of $0.13 associated with the mandatory purchase obligation for Blowfish Malibu; and
●	Adjusted net income was $22.8 million, or adjusted earnings of $0.60 per diluted share compared to adjusted net loss of $50.4 million, or adjusted loss of $1.30 per diluted share, in the first quarter of fiscal 2020;
●	Generated $70.4 million in cash from operations and ended the first quarter with $98.2 million of cash on hand;
●	Reduced inventory levels approximately 24 percent year-over-year, reflecting the final liquidation of Naturalizer store inventory and global/industry-wide supply chain disruptions;
●	Reduced credit facility borrowings by $50 million from the fourth quarter of 2020 to end the first quarter at $200 million;
●	Returned $2.7 million to shareholders during the quarter through its long-standing quarterly dividend.

Quarterly Cash Dividend

The company’s board of directors declared a regular quarterly cash dividend of $0.07 per share to be paid on June 30, 2021 to shareholders of record as of June 11, 2021. This dividend will be the 393rd consecutive quarterly dividend paid by the company.

Fiscal Second Quarter 2021 Outlook

For the second quarter of 2021, Caleres expects sales levels to be between $625 million and $650 million – effectively flat to the first quarter of 2021 – and adjusted earnings per share of between $0.50 and $0.55, which excludes $0.06 related to the fair value adjustment to Blowfish purchase obligation.

Investor Conference Call

Caleres will host an investor conference call at 10:00 a.m. ET today, Friday, May 28. The webcast and associated slides will be available at investor.caleres.com/news/events. A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 7644157. A replay will be available at investor.caleres.com/news/events/archive for a limited period. Investors may also access the replay by dialing (855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 7644157 through Thursday, June 10.

Definitions

All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings (loss) attributable to Caleres, Inc. and diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders, are presented as net earnings (loss) and earnings (loss) per diluted share, respectively.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings (loss), net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) the coronavirus pandemic and its adverse impact on our business operations, store traffic and financial condition (ii) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions and other factors; (iii) rapidly changing consumer preferences and purchasing patterns and fashion trends; (iv) intense competition within the footwear industry; (v) customer concentration and increased consolidation in the retail industry; (vi) foreign currency fluctuations; (vii) impairment charges resulting from a long-term decline in our stock price; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) cybersecurity threats or other major disruption to the company’s information technology systems; (x) the ability to accurately forecast sales and manage inventory levels; (xi) a disruption in the company’s distribution centers; (xii) the ability to recruit and retain senior management and other key associates; (xiii) the ability to maintain relationships with current suppliers; (xiv) the ability to secure/exit leases on favorable terms; (xv) transitional challenges with acquisitions and divestitures; (xvi) changes to tax laws, policies and treaties; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xviii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights.

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About Caleres

Caleres is a diverse portfolio of global footwear brands.  Our products are available virtually everywhere - in the more than 1,000 retail stores we operate, in hundreds of major department and specialty stores, on our branded e-commerce sites, and on many additional third-party retail websites. Famous Footwear offers great casual and athletic brands for the entire family with convenient, curated, affordable collections. Sam Edelman keeps expressive women in step with the latest trends in a playful, whimsical way. Naturalizer shoes are beautiful from the inside out, with elegant simplicity and legendary fit re-imagined for today’s consumer. Allen Edmonds combines old world craft with new world technology to create luxe footwear for the discerning man who wants sophisticated, modern classics. Rounding out our family of brands are Vionic, Vince, Franco Sarto, Dr. Scholl’s Shoes, LifeStride, Blowfish Malibu, Bzees, Circus by Sam Edelman and Ryka. Combined, these brands make Caleres a company with both a legacy and a mission.  Our legacy is our more than 140 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

	(Unaudited)
	Thirteen Weeks Ended
($ thousands, except per share data)	May 1, 2021	May 2, 2020
Net sales	$638,636	$397,184
Cost of goods sold	363,749	275,286
Gross profit	274,887	121,898
Selling and administrative expenses	243,535	225,194
Impairment of goodwill and intangible assets	—	262,719
Restructuring and other special charges, net	13,482	60,196
Operating earnings (loss)	17,870	(426,211)
Interest expense, net	(11,792)	(9,478)
Other income, net	3,828	3,585
Earnings (loss) before income taxes	9,906	(432,104)
Income tax (provision) benefit	(3,521)	85,932
Net earnings (loss)	6,385	(346,172)
Net earnings (loss) attributable to noncontrolling interests	238	(334)
Net earnings (loss) attributable to Caleres, Inc.	$6,147	$(345,838)

Basic earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.16	$(8.95)

Diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.16	$(8.95)

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
($ thousands)	May 1, 2021	May 2, 2020	January 30, 2021
ASSETS
Cash and cash equivalents	$98,244	$187,717	$88,295
Receivables, net	132,698	145,333	126,994
Inventories, net	445,299	585,307	487,955
Prepaid expenses and other current assets	80,877	91,433	79,312
Total current assets	757,118	1,009,790	782,556

Lease right-of-use assets	526,011	648,534	554,303
Property and equipment, net	165,118	200,800	172,437
Goodwill and intangible assets, net	236,924	273,648	240,071
Other assets	117,652	90,913	117,683
Total assets	$1,802,823	$2,223,685	$1,867,050

LIABILITIES AND EQUITY
Borrowings under revolving credit agreement	$200,000	$438,500	$250,000
Mandatory purchase obligation - Blowfish Malibu	45,523	—	39,134
Trade accounts payable	293,309	297,557	280,501
Lease obligations	133,327	160,138	153,060
Other accrued expenses	193,778	181,344	182,814
Total current liabilities	865,937	1,077,539	905,509

Noncurrent lease obligations	490,355	601,133	518,942
Long-term debt	198,966	198,506	198,851
Other liabilities	40,909	61,384	39,894
Total other liabilities	730,230	861,023	757,687

Total Caleres, Inc. shareholders’ equity	202,869	282,296	200,247
Noncontrolling interests	3,787	2,827	3,607
Total equity	206,656	285,123	203,854
Total liabilities and equity	$1,802,823	$2,223,685	$1,867,050

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Thirteen Weeks Ended
($ thousands)	May 1, 2021	May 2, 2020
OPERATING ACTIVITIES:
Net cash provided by operating activities	$70,378	$728

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,659)	(3,523)
Capitalized software	(1,218)	(977)
Net cash used for investing activities	(3,877)	(4,500)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	110,500	168,500
Repayments under revolving credit agreement	(160,500)	(5,000)
Dividends paid	(2,663)	(2,810)
Acquisition of treasury stock	—	(12,932)
Issuance of common stock under share-based plans, net	(3,501)	(906)
Other	(450)	(323)
Net cash (used for) provided by financing activities	(56,614)	146,529
Effect of exchange rate changes on cash and cash equivalents	62	(258)
Increase in cash and cash equivalents	9,949	142,499
Cash and cash equivalents at beginning of period	88,295	45,218
Cash and cash equivalents at end of period	$98,244	$187,717

SCHEDULE 4

CALERES, INC.
RECONCILIATION OF NET EARNINGS (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Thirteen Weeks Ended
	May 1, 2021			May 2, 2020
		Net			Net (Loss)
	Pre-Tax	Earnings		Pre-Tax	Earnings	Diluted
	Impact of	Attributable	Diluted	Impact of	Attributable	(Loss)
	Charges/Other	to Caleres,	Earnings	Charges/Other	to Caleres,	Earnings
($ thousands, except per share data)	Items	Inc.	Per Share	Items	Inc.	Per Share

GAAP earnings (loss)		$6,147	$0.16		$(345,838)	$(8.95)

Charges/other items:
Brand Portfolio - business exits	$13,482	11,927	0.31	$1,598	1,187	0.03
Fair value adjustment to Blowfish purchase obligation	6,389	4,745	0.13	3,233	2,401	0.06
Goodwill and intangible asset impairment charges	—	—	—	262,719	218,506	5.66
COVID-19-related expenses (1)	—	—	—	93,612	73,338	1.90
Total charges/other items	$19,871	$16,672	$0.44	$361,162	$295,432	$7.65
Adjusted earnings (loss)		$22,819	$0.60		$(50,406)	$(1.30)

(1)	Represents costs associated with the economic impact of the COVID-19 pandemic, primarily consisting of impairment charges associated with property and equipment and lease right-of-use assets, inventory markdowns, expenses associated with factory order cancellations, provision for expected credit losses and severance.

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

SUMMARY FINANCIAL RESULTS

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
($ thousands)	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Net sales	$398,104	$191,252	$250,305	$217,238	$(9,773)	$(11,306)	$638,636	$397,184
Gross profit	179,815	69,093	94,003	53,393	1,069	(588)	274,887	121,898
Adjusted gross profit	179,815	75,051	94,003	82,449	1,069	(588)	274,887	156,912
Gross profit rate	45.2%	36.1%	37.6%	24.6%	(10.9)%	5.2%	43.0%	30.7%
Adjusted gross profit rate	45.2%	39.2%	37.6%	38.0%	(10.9)%	5.2%	43.0%	39.5%
Operating earnings (loss)	47,873	(67,540)	(2,821)	(345,748)	(27,182)	(12,923)	17,870	(426,211)
Adjusted operating earnings (loss)	47,873	(45,578)	10,661	(10,138)	(27,182)	(12,566)	31,352	(68,282)
Operating earnings (loss) %	12.0%	(35.3)%	(1.1)%	(159.2)%	278.1%	114.3%	2.8%	(107.3)%
Adjusted operating earnings (loss) %	12.0%	(23.8)%	4.3%	(4.7)%	278.1%	111.1%	4.9%	(17.2)%
Same-store sales % (on a 13-week basis)	3.3%	12.6%	5.1%	(24.8)%	—%	—%	—%	—%
Number of stores	913	934	95	203	—	—	1,008	1,137

RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
($ thousands)	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Gross profit	$179,815	$69,093	$94,003	$53,393	$1,069	$(588)	$274,887	$121,898
Charges/Other Items:
COVID-19-related expenses	—	5,958	—	27,458	—	—	—	33,416
Brand Portfolio - business exits	—	—	—	1,598	—	—	—	1,598
Total charges/other items	—	5,958	—	29,056	—	—	—	35,014
Adjusted gross profit	$179,815	$75,051	$94,003	$82,449	$1,069	$(588)	$274,887	$156,912
Operating earnings (loss)	$47,873	$(67,540)	$(2,821)	$(345,748)	$(27,182)	$(12,923)	$17,870	$(426,211)
Charges/Other Items:
Brand Portfolio - business exits	—	—	13,482	1,598	—	—	13,482	1,598
Goodwill and intangible asset impairment charges	—	—	—	262,719	—	—	—	262,719
COVID-19-related expenses	—	21,962	—	71,293	—	357	—	93,612
Total charges/other items	—	21,962	13,482	335,610	—	357	13,482	357,929
Adjusted operating earnings (loss)	$47,873	$(45,578)	$10,661	$(10,138)	$(27,182)	$(12,566)	$31,352	$(68,282)

SCHEDULE 6

CALERES, INC.
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
($ thousands, except per share data)
Net earnings (loss) attributable to Caleres, Inc.:
Net earnings (loss)	$6,385	$(346,172)
Net (earnings) loss attributable to noncontrolling interests	(238)	334
Net earnings (loss) attributable to Caleres, Inc.	6,147	(345,838)
Net earnings allocated to participating securities	(210)	—
Net earnings (loss) attributable to Caleres, Inc. after allocation of earnings to participating securities	$5,937	$(345,838)

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	36,707	38,649
Dilutive effect of share-based awards	158	—
Diluted common shares attributable to Caleres, Inc.	36,865	38,649

Basic earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.16	$(8.95)

Diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.16	$(8.95)

SCHEDULE 7

CALERES, INC.
BASIC AND DILUTED ADJUSTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
($ thousands, except per share data)
Adjusted net earnings (loss) attributable to Caleres, Inc.:
Adjusted net earnings (loss)	$23,057	$(50,740)
Net (earnings) loss attributable to noncontrolling interests	(238)	334
Adjusted net earnings (loss) attributable to Caleres, Inc.	22,819	(50,406)
Net earnings allocated to participating securities	(828)	—
Adjusted net earnings (loss) attributable to Caleres, Inc. after allocation of earnings to participating securities	$21,991	$(50,406)

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	36,707	38,649
Dilutive effect of share-based awards	158	—
Diluted common shares attributable to Caleres, Inc.	36,865	38,649

Basic adjusted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.60	$(1.30)

Diluted adjusted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.60	$(1.30)